Exhibit 21.1

                   Subsidiaries of Omega Financial Corporation

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Name of Subsidiary                             State or Jurisdiction          Trade Name
                                                 of Incorporation              (if any)
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
Omega Bank, N.A.                                  United States               Omega Bank
P.O. Box 298                                                          Hollidaysburg Trust Company
State College, PA    16804                                            Penn Central National Bank
                                                                                SunBank
                                                                             Guaranty Bank

Omega Financial Company, LLC                      Delaware                        --
1105 N. Market Street
Wilmington, DE  19899

Central Pennsylvania Investment Company           Delaware                        --
1105 N. Market Street
Wilmington, DE 19899

Omega Insurance Agency                            Pennsylvania         Omega Investment Services
366 Walker Drive
State College, PA  16801

Central Pennsylvania Life Insurance Company       Arizona                         --
1421 E. Thomas Road
Phoenix, AZ  85014

Central Pennsylvania Leasing, Inc.                Pennsylvania                    --

Central Pennsylvania Real Estate, Inc.            Pennsylvania                    --

Bank Capital Services                             Pennsylvania
34 Route 315
Pittston, PA 18640

Sentry Trust Company                              Pennsylvania
785 Fifth Avenue
Chambersburg PA 17201

Sun Investment Services, Inc.                     Pennsylvania
Lewisburg, PA

Beacon Life Insurance Company                     Arizona
101 N. First Avenue
Phoenix, AZ 85003

Mid-Penn Insurance Associates                     Pennsylvania
51 South Fourth Street
Sunbury, PA 17801

Sun Bancorp Statutory Trust I                     Connecticut
c/o US Bank
One Federal Street, Third Floor
Boston MA 02110

Omega Financial Capital Trust I                   Delaware
366 Walker Drive
State College, PA 16801

SUBI Services Inc.                                Pennsylvania
Lewisburg, PA

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